EXHIBIT 5

                              (LETTERHEAD)

                                 August 10, 1998

Andrea Electronics Corporation
11-40 45th Road
Long Island City, New York  11101


         Re:  Andrea Electronics Corporation
              REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel to Andrea Electronics Corporation, a New York corporation (theion of 2,136,000 shares of common stock, $.50 par value (the "Shares"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act") pursuant to a registration statement on Form S-3 (the "Registration Statement").

     This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the 1933 Act.

     As counsel to the Company, we have examined such documents and records as we deemed appropriate.

     In rendering this opinion, we have relied, as to matters of fact, upon representations and certificates of officers and employees of the Company, and communications from, government authorities and public officials; and we have assumed the genuineness of signatures of all persons signing any documents, the authority of all persons signing any document, the authority of all governmental authorities and public officials, the truth and accuracy of all matters of fact set forth in all certificates furnished to us, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies.

     Based upon the foregoing, we are of the opinion that the Shares issuable upon exercise of the Company's 6% Convertible Notes due June 10, 2000 when issued and delivered upon exercise of such Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable and the 36,000 Shares that are currently outstanding were validly issued and are fully paid and non-assessable.

     We are not admitted to practice in any jurisdiction other than the State of New York. We do not purport to be expert on, and we are not expressing an opinion with respect to, laws other than the laws of the United States and the State of New York.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                  Very truly yours,

                                  /s/ Brown & Wood LLP